NXSTAGE REPORTS RECORD REVENUE FOR THE SECOND QUARTER OF FISCAL 2013
Highlights:

•	Revenue Increases to $65.5 million, up 11% from Q2'12

•	Home Revenue Increases to $32.7 million, up 6% from Q2'12

•	Company Reaffirms Top Line Revenue Guidance for 2013

•	Company Opens First Center of Excellence

•	Company Expands into Canada

LAWRENCE, Mass., July 25, 2013, --NxStage Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today reported second quarter financial results with total revenue at the top end of its guidance range.
Revenue for the second quarter of 2013 increased 11% to a record $65.5 million, compared with revenue of $59.0 million for the second quarter of 2012. The higher revenues were driven by increased adoption of the NxStage® System One™.
Home revenue increased to $32.7 million for the second quarter of 2013 compared with revenue of $30.7 million for the second quarter of 2012.
Critical Care revenue increased to $10.8 million for the second quarter of 2013 compared with revenue of $9.4 million for the second quarter of 2012. In-center revenue increased to $21.2 million for the second quarter of 2013 compared with revenue of $18.2 million for the second quarter of 2012.
NxStage reported a net loss of $3.4 million, or $(0.06) per share for the second quarter of 2013 compared with a net loss of $5.1 million, or $(0.09) per share for the second quarter of 2012. Net loss for the second quarter of 2013 includes a $1.2 million tax benefit related to the conclusion of a foreign tax audit.
"Our results reflect solid progress and early benefit from our strategic growth initiatives, including our new direct to patient marketing programs," stated Jeffrey H. Burbank, Founder and Chief Executive Officer of NxStage. "We believe our efforts to further penetrate both the US and international markets are on track to deliver 15 percent annual Home revenue growth in 2014 and beyond."

Burbank continued, "Based on our outlook and our continuing progress in key areas, we are reaffirming both our top line revenue and net loss guidance for 2013. Perhaps more importantly, we believe we’re setting the Company up for an exciting new chapter of growth in 2014 and beyond."

Separately, the Company announced the opening of its first dialysis center in St. Louis, MO through its wholly owned subsidiary, NxStage Kidney Care, Inc. The move is in line with the Company's strategic centers of excellence initiative to expand patient access to home therapies and the life-changing benefits possible with home and more frequent dialysis using the NxStage System One.
The Company also announced its expansion into Canada through a newly established entity, NxStage Medical Canada, Inc. Through this new entity, NxStage is marketing and selling the System One and related products and services directly in Canada. NxStage highlighted that its first Canadian customer has initiated patient treatment with the System One.

Guidance:

For the third quarter of 2013, the Company is forecasting revenues to be between $66.5 million and $68.0 million, and a net loss in the range of $4.5 million to $3.5 million, or $(0.07) to $(0.06) per share. The Company reaffirmed its top line revenue and net loss guidance for 2013.

Conference Call:
NxStage will also host a conference call today, Thursday, July 25, 2013 at 9:00 a.m. Eastern Time to discuss its second quarter financial results. To listen to the conference call, please dial 877-392-9886 (domestic) or 707-287-9329 (international). The call will also be webcast LIVE and can be accessed via the investor relations section of the Company's website at www.nxstage.com.

A replay of the conference call will be available 2 hours after the completion of the call through August 2, 2013. To access the replay, dial 855-859-2056 (domestic) or 404-537-3406 (international) and reference conference ID 98337588. An online archive of the conference call can be accessed via the investor relations section of the Company's website at www.nxstage.com.

About NxStage
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the Company's website at www.nxstage.com.
Forward-Looking Statements
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for the Company's products, anticipated operating results, including revenues, loss, gross margin, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage's products, growth in home and/or more frequent hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and more frequent hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our customers, including DaVita Healthcare Partners Inc. and Fresenius Medical Care, including in response to NxStage's new centers of excellence initiative, and certain other factors that may affect future operating results and which are detailed in NxStage's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.
In addition, the statements in this press release represent NxStage's expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage's expectations or beliefs as of any date subsequent to the date of this press release.

Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations
ksheppard@nxstage.com
Non-GAAP Financial Measure
The Company discloses a certain non-GAAP financial measure to supplement the Company's consolidated financial statements presented on a GAAP basis. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar non-GAAP financial measures used by other companies. The non-GAAP financial measure disclosed by the Company is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Management uses Adjusted EBITDA (EBITDA adjusted for stock based-compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses) to understand operational cash usage.  The Company believes the non-GAAP financial measure provides useful and supplementary information allowing investors greater transparency to one measure used by management.  The non-GAAP financial measure is meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  The non-GAAP financial measure is reconciled to the most comparable GAAP financial measure below.

NxStage Medical, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$65,462	$59,009	$127,106	$115,960
Cost of revenues	40,375	36,620	78,019	72,259
Gross profit	25,087	22,389	49,087	43,701
Operating expenses:
Selling and marketing	11,716	9,918	22,412	19,838
Research and development	4,366	4,250	9,474	8,147
Distribution	5,037	4,582	9,945	9,114
General and administrative	8,239	6,930	16,063	13,552
Total operating expenses	29,358	25,680	57,894	50,651
Loss from operations	(4,271)	(3,291)	(8,807)	(6,950)
Other expense:
Interest expense	(150)	(1,456)	(300)	(2,649)
Other expense, net	(10)	(79)	(186)	(131)
	(160)	(1,535)	(486)	(2,780)
Net loss before income taxes	(4,431)	(4,826)	(9,293)	(9,730)
(Benefit from) provision for income taxes	(1,026)	237	(894)	477
Net loss	$(3,405)	$(5,063)	$(8,399)	$(10,207)
Net loss per share, basic and diluted	$(0.06)	$(0.09)	$(0.14)	$(0.18)
Weighted-average shares outstanding, basic and diluted	60,036	57,733	59,706	55,319

Other comprehensive loss	(704)	(297)	(559)	(124)
Total comprehensive loss	$(4,109)	$(5,360)	$(8,958)	$(10,331)

NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$94,297	$106,439
Accounts receivable, net	20,835	18,990
Inventory	39,349	33,504
Prepaid expenses and other current assets	4,966	2,534
Total current assets	159,447	161,467
Property and equipment, net	42,470	36,320
Field equipment, net	13,082	10,101
Deferred cost of revenues	34,305	38,028
Intangible assets, net	18,587	19,819
Goodwill	42,313	42,421
Other assets	2,241	3,793
Total assets	$312,445	$311,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,503	$16,645
Accrued expenses	22,015	20,400
Other current liabilities	2,443	2,187
Total current liabilities	42,961	39,232
Deferred revenues	53,401	59,262
Other long-term liabilities	19,434	15,864
Total liabilities	115,796	114,358
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2013 and December 31, 2012	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 61,149,562 and 59,850,117 shares issued as of June 30, 2013 and December 31, 2012, respectively	61	59
Additional paid-in capital	560,020	551,594
Accumulated deficit	(353,380)	(344,981)
Accumulated other comprehensive (loss) income	(89)	470
Treasury stock, at cost: 575,895 and 541,584 shares as of June 30, 2013 and December 31, 2012, respectively	(9,963)	(9,551)
Total stockholders’ equity	196,649	197,591
Total liabilities and stockholders’ equity	$312,445	$311,949

NxStage Medical, Inc.
Cash Flows from Operating Activities
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities:
Net loss	$(8,399)	$(10,207)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	12,259	11,580
Stock-based compensation	5,435	6,252
Other	1,226	2,345
Changes in operating assets and liabilities:
Accounts receivable	(1,853)	(1,851)
Inventory	(12,067)	(7,809)
Prepaid expenses and other assets	(2,584)	(170)
Accounts payable	1,955	(946)
Accrued expenses and other liabilities	(1,565)	3,038
Deferred revenues	(4,439)	(1,346)
Net cash (used in) provided by operating activities	$(10,032)	$886

NxStage Medical, Inc.
Revenues by Segment
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
System One segment
Home	$32,671	$30,693	$64,130	$60,246
Critical Care	10,826	9,371	21,536	19,158
Total System One segment	43,497	40,064	85,666	79,404
In-Center segment	21,238	18,229	39,938	35,840
Other	727	716	1,502	716
Total	$65,462	$59,009	$127,106	$115,960

NxStage Medical, Inc.
Non-GAAP Financial Measures
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net loss	$(3.4)	$(5.1)	$(8.4)	$(10.2)
Less: Depreciation, amortization, interest, and taxes	5.3	7.6	11.9	14.7
Less: Adjusting items*	(1.4)	(0.8)	(2.6)	(1.0)

Adjusted EBITDA	$0.5	$1.7	$0.9	$3.5

* Adjusting items include stock-based compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses